Exhibit 10.1
Execution Copy

STOCKHOLDERS AGREEMENT
among
SOI HOLDINGS, INC., SOI INVESTORS LLC
TRUMPET INVESTORS L.P., TRUMPET SBIC INVESTORS L.P.
REGIONS BANK
and
THE OTHER STOCKHOLDERS SIGNATORY HERETO

Dated: August 3, 2005

i

EXHIBITS
A	Certificate of Incorporation of the Company
B	By-laws of the Company
C-1	Form of Transfer Agreement (Previously issued shares)
C-2	Form of Transfer Agreement (Newly issued shares)

SCHEDULES
1	Stockholders
2	Management Stockholders

ii

STOCKHOLDERS AGREEMENT
     STOCKHOLDERS AGREEMENT, dated as of August 3, 2005 (this “Agreement”), by and among SOI Holdings, Inc., a Delaware corporation (the “Company”), Trumpet Investors, L.P., a Delaware limited partnership, Trumpet SBIC Partners, L.P., a Delaware limited partnership, SOI Investors LLC, a Delaware limited liability company (“Clarion”), Regions Bank, an Alabama state-chartered bank (“Regions”) and the other stockholders signatory hereto.
     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of June 29, 2005, as amended by Amendment No. 1 thereto dated as of August 3, 2005 (as the same may be amended, modified and supplemented from time to time, the “Stock Purchase Agreement”), by and among Regions Financial Corporation, a Delaware corporation (“RFC”), Regions, Strategic Outsourcing, Inc. (“SOI”), and Clarion, Regions agreed to sell to Clarion, and Clarion agreed to purchase from Regions upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, 270,000 shares of Common Stock (as hereinafter defined), constituting 90% of the shares of Common Stock issued and outstanding at closing under the Stock Purchase Agreement (“Closing”), and 270,000 shares of Preferred Stock (as hereinafter defined), constituting 90% of the shares of Preferred Stock issued and outstanding at closing under the Stock Purchase Agreement, and;
     WHEREAS, simultaneously with the closing of the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to sell shares of Common Stock and Preferred Stock to certain other Persons;
     WHEREAS, after immediately giving effect to the transactions contemplated by the Stock Purchase Agreement, Clarion and Regions will own the number of shares of Common Stock and Preferred Stock set forth opposite such Person’s name on Schedule 1 hereto; and
     WHEREAS, pursuant to the Stock Purchase Agreement, the Company agreed to issue to Regions, subject to an earn-out calculation, an amount of shares of Common Stock and Preferred Stock (as hereinafter defined), equal to a percentage of the aggregate number of issued and outstanding shares of Common Stock and Preferred Stock as of the closing, such percentage not to exceed ten percent (10%);
     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth below:

     “Additional Stockholder” means the holders of Common Stock and/or Preferred Stock listed on Schedule 3 hereto, as such Schedule may be updated from time to time by the Company.
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Affiliate” means, with respect to any Person, any other Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, that, with respect to any Additional Stockholder that is an “affiliate” (as defined in Exchange Act Rule 12b-2) of or a fund or account managed by Guggenheim Corporate Funding, LLC or any of its Affiliates (as defined in Exchange Act Rule 12b-2) (together, “Guggenheim”), the term “Affiliate” shall include Guggenheim and any fund or account managed by Guggenheim.
     “Affiliate Transaction” has the meaning set forth in Section 6.5.
     “Applicable Banking Laws” has the meaning set forth in Section 6.6(a).
     “Approved Underwriter” has the meaning set forth in Section 4.7.
     “BHC Act” has the meaning set forth in Section 6.6(a).
     “Board of Directors” means the Board of Directors of the Company.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.
     “Call Option” has the meaning set forth in Section 7.1.
     “Call Option Notice” has the meaning set forth in Section 7.1.
     “Call Option Sellers” has the meaning set forth in Section 7.1.
     “Call Option Shares” has the meaning set forth in Section 7.1.
     “Change of Control Transaction” means (i) any acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, share exchange or consolidation) that results in the Company’s stockholders immediately prior to such transaction not holding, directly or indirectly, at least 50% of the voting power of the surviving or continuing entity, or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company unless the Company’s stockholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold at least 50% of the voting power of the purchasing entity.
     “Change of Stockholder Control” has the meaning set forth in Section 2.1.

     “Charter Documents” means the Certificate of Incorporation and the By-laws of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms hereof and thereof, copies of which are attached hereto as Exhibits A and B, respectively.
     “Chosen Court” has the meaning set forth in Section 9.10.
     “Clarion” has the meaning set forth in the preamble to this Agreement.
     “Clarion Demand Registration” has the meaning set forth in Section 4.3(a).
     “Clarion Directors” has the meaning set forth in Section 6.3.
     “Clarion Holders’ Counsel” has the meaning set forth in Section 4.10(a).
     “Clarion Initiating Holders” has the meaning set forth in Section 4.3(a).
     “Clarion S-3 Initiating Holders” has the meaning set forth in Section 4.5(a).
     “Clarion S-3 Registration” has the meaning set forth in Section 4.5(a).
     “Clarion Stockholders” means, collectively, Clarion, each Person through which Clarion directly or indirectly beneficially owns any Shares, and each direct and indirect Permitted Transferee thereof to whom Shares are transferred in accordance with the terms of this Agreement and the term “Clarion Stockholder” shall mean any such Person.
     “Closing” has the meaning set forth in the recitals to this Agreement.
     “Commission” means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.
     “Common Shares” means all Common Stock, all Common Stock Equivalents and all other capital stock of the Company that are entitled to vote in the election of directors or otherwise, in each case whether now owned or hereinafter acquired.
     “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, or any other capital stock of the Company or any other Person into which such stock is reclassified or reconstituted (whether by merger, consolidation or otherwise).
     “Common Stock Equivalents” means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

     “Company Option” has the meaning set forth in Section 3.1(c).
     “Company Option Period” has the meaning set forth in Section 3.1(c).
     “Company Option Plan” has the meaning set forth in the definition of “New Securities” in this Article I.
     “Company Underwriter” has the meaning set forth in Section 4.8.
     “Contract Date” has the meaning set forth in Section 3.1(e).
     “Demand Registration” has the meaning set forth in Section 4.3(b).
     “Designated Clarion Holder” means the Clarion Stockholders and each of their transferees to which the applicable registration rights have been transferred in compliance with Section 4.23, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).
     “Designated Holder” means each Designated Regions Holder, each Designated Clarion Holder and each Designated Other Holder.
     “Designated Other Holder” means the Management Stockholders and Additional Stockholders and each of their transferees to which the applicable registration rights have been transferred in compliance with Section 4.23, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).
     “Designated Regions Holder” means the Regions Stockholders and each of their transferees to which the applicable registration rights have been transferred in compliance with Section 4.23, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).
     “DGCL” has the meaning set forth in Section 9.9.
     “Drag-Along Notice” has the meaning set forth in Section 3.1(g).
     “Drag-Along Rightholders” has the meaning set forth in Section 3.1(g).
     “Drag-Along Sellers” has the meaning set forth in Section 3.1(g).
     “Excess Offered Securities” has the meaning set forth in Section 3.1(b)(iii).
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     “Fair Market Value” means, with respect to the Shares at any time, the fair market value of the Shares as determined by agreement among Regions and Clarion or, if such parties cannot agree on such fair market value within 30 days after the need for a determination, by an internationally recognized investment banking firm selected by agreement of Clarion and Regions. The determination of Fair Market Value shall not include a discount for any minority interest. The fees, costs and expenses of the investment banking firm shall be borne (i) one half by the Company and one half by the Call Option Sellers or the Put Right Sellers, as applicable, in the case of a determination required by Article VII; (ii) by the Involuntary Transferee, in the case of a determination required by Section 3.2; and (iii) one half by the Company and one half by the Regions Stockholders, in the case of a determination required by Section 6.6(b).
     “Fully Participating Rightholder” has the meaning set forth in Section 3.1(b)(ii).
     “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Incidental Registration” has the meaning set forth in Section 4.8.
     “Indemnified Party” has the meaning set forth in Section 4.16.
     “Indemnifying Party” has the meaning set forth in Section 4.16.
     “Independent Director” means any person other than (i) any person who is, or in the last two (2) years has been, an officer or employee of the Company or Clarion or any Affiliate of Clarion, (ii) any person who is a family member of an individual who is, or at any time during the past two years (2) years was, an officer or employee of the Company or Clarion or any Affiliate of Clarion, (iii) any person who at any time over the past two (2) years has had a material business or professional relationship with the Company or Clarion or any Affiliate of Clarion, or (iv) any person who is an Affiliate of the Company or Clarion or who is a member, partner, officer or employee of any Affiliate of the Company or Clarion.
     “Initial Control Person” has the meaning set forth in Section 2.1.
     “Initial Public Offering” means the Company’s initial Public Offering.
     “Initiating Holder” has the meaning set forth in Section 4.3(b).
     “Inspector” has the meaning set forth in Section 4.10(g).
     “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit

(including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.
     “Involuntary Transfer” means any transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.
     “Involuntary Transferee” has the meaning assigned such term in Section 3.2(a) of this Agreement.
     “IPO Effectiveness Date” means the date upon which the Company commences an Initial Public Offering.
     “Liability” has the meaning set forth in Section 4.14.
     “Management Agreement” means the Management Services Agreements, dated as of the date hereof, by and among Clarion Operating, LLC, a Delaware limited liability company and the Company, as such agreements may be amended, from time to time.
     “Management Stockholder” means the holders of Common Stock and/or Preferred Stock listed on Schedule 2 hereto, as such Schedule may be updated from time to time by the Company (including to reflect the issuance of Common Stock and/or Preferred Stock issued upon exercise of Common Stock Equivalents and/or Preferred Stock Equivalents granted under the Company Option Plan).
     “New Business” has the meaning set forth in Section 6.6(a).
     “New Issuance Closing Date” has the meaning set forth in Section 5.1.
     “New Issuance Notice” has the meaning set forth in Section 5.1.
     “New Securities” means any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such capital stock; provided that the term “New Securities” does not include capital stock which may be issued (i) to employees of the Company pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors (a “Company Option Plan”), (ii) pursuant to a stock split or dividend applicable to all Shares of the subject class (other than Common Stock Equivalents or Preferred Stock Equivalents), (iii) pursuant to the exercise of any Common Stock Equivalent or Preferred Stock Equivalents outstanding on the date hereof or issued in conformity with Article V, (iv) as consideration for an acquisition transaction or business combination involving the Company or any of its Subsidiaries approved by the Board of Directors, (v) in connection with any joint venture or strategic partnership approved by the Board of Directors, (vi) in connection with the incurrence or guarantee of any indebtedness by the Company or any of its Subsidiaries, and (vii) in connection with an IPO.
     “Offered Securities” has the meaning set forth in Section 3.1(a).
     “Offering Notice” has the meaning set forth in Section 3.1(a).
     “Offer Price” has the meaning set forth in Section 3.1(a).
     “Other Stockholder” means (i) any transferee (other than a Clarion Stockholder or a Regions Stockholder) of a Stockholder (a) who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) to whom Shares have been transferred in accordance with Article II or III, (ii) each Management Stockholder and each transferee (other than a Clarion Stockholder or a Regions Stockholder) to whom such Management Stockholder (or its transferee) has transferred Shares in accordance with Article II or III and (iii) each Additional Stockholder and each transferee (other than a Clarion Stockholder or a Regions Stockholder) to whom such Additional Stockholder (or its transferee) has transferred Shares in accordance with Article II or III.
     “Payment Date” has the meaning set forth in Section 1.4(a) of the Stock Purchase Agreement.
     “Permitted Payment” with respect to any Person means:
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its capital stock that in each case are made on a pro rata basis to all holders of the outstanding shares of the same class or series of such capital stock; or
     (2) the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company held by any Person, including the exercise of any option to exchange any capital stock, in each case made pursuant to an offer or right available on a pro rata basis to all holders of the outstanding shares of the same class or series of such capital stock.
     “Permitted Transferee” has the meaning set forth in Section 2.2.

     “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
     “Preemptive Rightholder” has the meaning set forth in Section 5.2.
     “Preferred Shares” means all Preferred Stock and all Preferred Stock Equivalents, in each case whether now owned or hereinafter acquired.
     “Preferred Stock” means the shares of Series A Preferred Stock, par value $0.01 per share, of the Company, or any other capital stock of the Company or any other Person into which such stock is reclassified or reconstituted (whether by merger, consolidation or otherwise).
     “Preferred Stock Equivalents” means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Preferred Stock, including, without limitation any option, warrant or other subscription or purchase right with respect to Preferred Stock or any Preferred Stock Equivalent.
     “Proportionate Percentage” has the meaning set forth in Section 5.2.
     “Proposed Price” has the meaning set forth in Section 5.1.
     “Public Offering” means any offer for sale of shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act that results in the listing for trading on an internationally recognized securities exchange or inter-dealer quotation system.
     “Public Sale” means any sale of Shares to the public (a) pursuant to an offering registered under the Securities Act or (b) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provisions then in effect) adopted under the Securities Act, other than Rule 144(k) or any similar provision then in effect.
     “Put Right” has the meaning set forth in Section 7.2.
     “Put Right Notice” has the meaning set forth in Section 7.2.
     “Put Right Restriction” has the meaning set forth in Section 7.2.
     “Put Right Sellers” has the meaning set forth in Section 7.2.
     “Put Right Shares” has the meaning set forth in Section 7.2.
     “Records” has the meaning set forth in Section 4.10(g).
     “Regions” has the meaning set forth in the preamble to this Agreement.

     “Regions Demand Registration” has the meaning set forth in Section 4.3(b).
     “Regions Holders’ Counsel” has the meaning set forth in Section 4.10(a).
     “Regions Initiating Holders” has the meaning set forth in Section 4.3(b).
     “Regions S-3 Initiating Holders” has the meaning set forth in Section 4.5(b).
     “Regions S-3 Registration” has the meaning set forth in Section 4.5(b).
     “Regions Stockholders” means Regions, and each direct and indirect Permitted Transferee thereof to whom Shares are transferred in accordance with the terms of this Agreement, and the term “Regions Stockholder” shall mean any such Person.
     “Registrable Securities” means: (a) any and all shares of Common Stock held by the Designated Holders as of the date hereof, (b) any and all shares of Common Stock acquired by any Designated Holder after the date hereof, and (c) any shares of capital stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of capital stock issuable upon conversion, exercise or exchange thereof, subject, in each case, to Section 4.1.
     “Registration Expenses” has the meaning set forth in Section 4.13.
     “Registration Statement” means a Registration Statement filed pursuant to the Securities Act.
     “Related Person” means (a) with respect to any individual, (i) any other individual who is related to such individual as a sibling, spouse or former spouse, is a direct lineal descendent or ancestor by birth or adoption of such individual or is a spouse of such decedent or ancestor, (ii) a trust, corporation, partnership or limited liability company, more than a majority of the beneficial interests in which shall be held by such Person or one or more Related Persons of such Person or (iii) any foundation or charitable organization established by any Person set forth in subsection (i) above, and (b) with respect to any foundation or charitable organization, the individuals for which such foundation or organization has been established.
     “Required Regulatory Consents” has the meaning set forth in Section 6.6(a).
     “Restriction Termination Date” means the fifth anniversary of the date of this Agreement.
     “RFC” has the meaning set forth in the preamble to this Agreement.

     “Rightholders” has the meaning set forth in Section 3.1(a), and the term “Rightholder” shall mean any such person.
     “Rightholder Option” has the meaning set forth in Section 3.1(b)(i).
     “Rightholder Option Period” has the meaning set forth in Section 3.1(b)(i).
     “S-3 Initiating Holders” has the meaning set forth in Section 4.5(b).
     “S-3 Registration” has the meaning set forth in Section 4.5(b).
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Selling Stockholder” has the meaning set forth in Section 3.1(a).
     “Shares” means, collectively, Common Shares and Preferred Shares.
     “SOI” has the meaning set forth in the recitals to this Agreement.
     “Stock Purchase Agreement” has the meaning assigned to such term in the recitals to this Agreement.
     “Stockholders” means the Clarion Stockholders, the Regions Stockholders and the Other Stockholders and the term “Stockholder” means any such Person.
     “Stockholders Meeting” has the meaning set forth in Section 6.1.
     “Subject Purchaser” has the meaning set forth in Section 5.1.
     “Subsidiary” means any business entity of which a Person (i) owns or controls, directly or indirectly, 50% or more of the outstanding equity securities or other ownership or equity interests therein, (ii) serves as a general partner or managing member, or (iii) otherwise direct or cause the direction of the management and policies thereof.
     “Tag-Along Notice” has the meaning set forth in Section 3.1(f)(ii).
     “Tag-Along Offered Securities” has the meaning set forth in Section 3.1(f)(i).
     “Tag-Along Purchaser” has the meaning set forth in Section 3.1(f)(i).
     “Tag-Along Rightholder” has the meaning set forth in Section 3.1(f)(i).
     “Tag-Along Selling Stockholder” has the meaning set forth in Section 3.1(f)(i).
     “Third Party Purchaser” has the meaning set forth in Section 3.1(a).

     “transfer” has the meaning set forth in Section 2.1 and “transferor” and “transferee” shall have correlative meanings.
     “Transferred Shares” has the meaning set forth in Section 3.2(a).
     “Trigger Event” has the meaning set forth in Section 6.6(c).
     “Ultimate Parent” mean, with respect to any Stockholder, the direct or indirect parent of such Stockholder that itself is not a subsidiary of any other Person.
     “Valid Business Reason” has the meaning set forth in Section 4.6.
     “Written Consent” has the meaning set forth in Section 6.1.
ARTICLE II
RESTRICTIONS ON TRANSFER OF SHARES
     2.1 Limitation on Transfer. No Stockholder shall, directly or indirectly, sell, offer, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, unless (i) such transfer complies with Section 2.2 and (ii) such transfer (A) is made pursuant to Section 3.1(f) or (g) or Section 3.2, (B) in the case of Stockholders other than Clarion Stockholders, is made in compliance with Sections 3.1(a)-(e) or (C) is made pursuant to the Initial Public Offering or any subsequent Public Sale. Notwithstanding the foregoing, no transfer of Shares shall be made by a Management Stockholder prior to the Restriction Termination Date (including, without limitation, pursuant to the exercise of “piggy-back” registration rights pursuant to Article IV), except pursuant to Section 3.1(f) or (g). Any attempt to transfer any Shares or any rights therein or thereto in violation of the preceding sentence shall be null and void ab initio. It is understood and agreed that a change in the ownership or control of any Stockholder which is not an individual, directly or indirectly, will not be deemed to be a transfer of any Shares (or rights, title or interest thereon or therefrom) held by such Stockholder unless and until a majority of the voting interests in, or the power to direct the policies, management and affairs of, such Stockholder, becomes held, directly or indirectly, by any Person or group (as defined in Rule 13d-3 under the Exchange Act) of Persons that did not hold a majority of such voting interests, or that did not hold such power, as the case may be, directly or indirectly, at the time such Stockholder most recently became a Stockholder (any such change, a “Change of Stockholder Control” and any such Person or group of Persons that so held such voting interests or power immediately prior to such Change of Stockholder Control, the “Initial Control Person”), whereupon a transfer of such Shares (and any such rights) shall be deemed to have occurred for the purposes of, and shall be required to comply with, this Article II and Article III, provided, that in all cases a Change of Stockholder Control of the Ultimate Parent of such Stockholder shall not be such a transfer, and provided, further, that such Stockholder shall be deemed to be the transferee of all such Shares (and rights) that it continues to own after such transfer and Initial Control Person with respect to such Change of Stockholder Control shall be deemed to be the transferor thereof. Any transfer deemed to have occurred upon a Change of Stockholder Control as described in the preceding sentence shall be deemed to have been permitted if such transfer, had it occurred other than by virtue of such Change of Stockholder Control, would have been permitted under this Article II.
     2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, (i) any Stockholder who is an individual may transfer all or a portion of his or her Shares (but not Common Stock Equivalents or Preferred Stock Equivalents issued or granted under any employee option or incentive plan of the Company) to any Related Person of such Stockholder, (ii) any Stockholder which is an entity may transfer all or a portion of its Shares to an Affiliate of the transferor, provided that, if the transferee ceases to be an Affiliate of the transferor at any time after the transfer, then (unless the original transfer would have been permitted under this Section 2.2 if effected immediately after such time) the transferee shall promptly transfer all Shares acquired in the original transfer either back to the transferor or an Affiliate of the transferor, which transfer (for purposes of this Section 2.2) shall be treated as a transfer to an Affiliate, provided that such subsequent transfer would comply with this Section 2.2, or to another Person in a transfer that complies with this Section 2.2 or Article III, and (iii) any Clarion Stockholder may transfer all or a portion of its Shares to any direct or indirect partner or member of Clarion (including any stockholder or member of any such direct or indirect partner or member). Each transferee referred to in any clause of the preceding sentence is referred to hereinafter as a “Permitted Transferee.” A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer his, her or its Shares pursuant to this Section 2.2 only to the Stockholder who transferred such shares to the Permitted Transferee or to a person that would be a Permitted Transferee of such original transferor Stockholder at the time of such subsequent transfer.
     2.3 Permitted Transfer Procedures. If any Stockholder wishes to transfer any Shares to a Permitted Transferee under Section 2.2, such Stockholder shall give notice to the Company of its intention to make such transfer not less than 10 days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder and the number of Shares proposed to be transferred to such Permitted Transferee.
     2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer of Shares may be made by any Stockholder unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-1, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of outside counsel to such transferring Stockholder shall be supplied to the Company, at such transferring Stockholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) a transferee of a Clarion

Stockholder that is a Permitted Transferee thereof shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Clarion Stockholder hereunder with respect to the Shares transferred to such transferee, (ii) a transferee of a Regions Stockholder that is a Permitted Transferee thereof shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Regions Stockholder hereunder with regard to the Shares transferred to such transferee, (iii) an Additional Stockholder shall have the rights and obligations of an Additional Stockholder set forth in this Agreement, and any transferee of such an Additional Stockholder that is a Permitted Transferee thereof shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Additional Stockholder hereunder with regard to the Shares transferred to such transferee and (iv) unless determined otherwise by agreement of Clarion and Regions, an Other Stockholder who becomes a Stockholder after the date hereof and its transferees shall be subject to the same obligations as, but none of the rights, if any, of, the transferring Stockholder, as the case may be (except with respect to registration rights to the extent provided in Section 4.23).
ARTICLE III
RIGHT OF FIRST OFFER;
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS
     3.1 Proposed Voluntary Transfer.
          (a) Offering Notice. If any Stockholder other than a Clarion Stockholder (a “Selling Stockholder”) wishes to transfer all or any portion of its, hers or his Shares to any Person (other than transfers in accordance with Sections 2.2, 3.1(f) or 3.1(g) or in connection with an Initial Public Offering or any subsequent Public Sale) (a “Third Party Purchaser”), such Selling Stockholder shall then offer such Shares first to each of the Clarion Stockholders (for the purpose of this Section 3.1, each, a “Rightholder” and collectively, the “Rightholders”), by sending written notice (an “Offering Notice”) to each of the Rightholders, which shall state (i) the number and class of Shares proposed to be transferred (the “Offered Securities”); (ii) the proposed purchase price per share for the Offered Securities (the “Offer Price”); and (iii) the other terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. Such Selling Stockholder shall promptly deliver a copy of the Offering Notice to the Company.
          (b) Rightholder Option; Exercise.
               (i) For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Rightholder Option Period”), each of the Rightholders shall have the right (the “Rightholder Option”) to purchase all, but not less than all, of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each such Rightholder shall have the right to purchase that percentage of each class of Offered Securities determined by dividing (i) the total number of Shares of the class of Offered Securities then owned by such Rightholder by (ii) the total number of Shares of the class of Offered Securities then owned by all such Rightholders.
               (ii) The right of each Rightholder to purchase all of the Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Stockholder with a copy to the Company (each Rightholder exercising such right in full being referred to as a “Fully Participating Rightholder”). Each such notice shall state (a) the number of Shares of the class of Offered Securities held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(b). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder’s rights under subsection (i) above, provided that each Rightholder may waive its rights under subsection (i) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Stockholder, with a copy to the Company.
               (iii) If any Rightholder does not fully subscribe for the number of Offered Securities it, she or he is entitled to purchase, then promptly after (and in no event more than two (2) days after) the earlier to occur of (A) the expiration of the Rightholder Option Period and (B) the date upon which the Company shall have received written notice from all of the Rightholders of their exercise of the Rightholder Option pursuant to this Section 3.1(b) or their waiver thereof, the Company shall notify each Fully Participating Rightholder of such fact and each Fully Participating Rightholder shall have the right, exercisable by delivering to the Selling Stockholders (with a copy to the Company) written notice of the exercise thereof within one (1) Business Day after receipt of the Company’s notice, to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(b), the “Excess Offered Securities”) determined by dividing (x) the total number of Shares of the class of Offered Securities then owned by such Fully Participating Rightholder by (y) the total number of Shares of the class of Offered Securities then owned by all Fully Participating Rightholders who elected to purchase such class of Offered Securities. The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities; provided, that in no event shall the repetition of such procedure delay the closing date to a date later than the date determined pursuant to Section 3.1(d).
          (c) Company Option; Exercise. If the Rightholders do not elect to purchase all of the Offered Securities, then for a period of ten (10) days after the earlier to occur of (A) the expiration of the Rightholder Option Period and (B) the date upon which the Selling Stockholder shall have received written notice from all of the Rightholders of their exercise of the Rightholder Option pursuant to Section 3.1(b) or their waiver thereof (the “Company Option Period”), the Company shall have the right (the “Company Option”) to purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase all of the remaining Offered Securities under this Section 3.1(c) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, with a copy to the Clarion Stockholders. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Section 3.1(c) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder, with a copy to the Clarion Stockholders. If either the Rightholders or the Company do not purchase all of the Offered Securities pursuant to Section 3.1(b) or 3.1(c), then the Selling Stockholder may sell the Offered Securities to a Third Party Purchaser in accordance with Section 3.1(e).
          (d) Closing. The closing of the purchases of Offered Securities subscribed for by the Rightholders under Section 3.1(b) or the Company under Section 3.1(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the thirtieth (30th) day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer in a form acceptable to the purchaser thereof and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any liens and other encumbrances (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. Each Rightholder or the Company, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it, her or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate the transaction.
          (e) Sale to a Third Party Purchaser. Unless the Rightholders or the Company elect to purchase all, but not less than all, of the Offered Securities under Section 3.1(b) or 3.1(c), respectively, the Selling Stockholder may sell all, but not less than all, of the Offered Securities to the Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within forty-five (45) days after the earlier to occur of (i) the waiver (or deemed waiver) by all of the Rightholders and the Company of their options to purchase the Offered Securities and (ii) the expiration of the Company Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to each Rightholder and the Company that it is aware of the rights of the Rightholders and the Company contained in this Agreement and (y) concurrently with the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement as an Other Stockholder and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4. If such sale is not consummated within forty five (45) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Rightholders and the Company in accordance with this Section 3.1.

          (f) Tag-Along Rights.
               (i) Except in the case of (i) any transfer of Shares by any Clarion Stockholder on the Closing Date to any manager or employee of the Company or to any Additional Stockholder or (ii) a transfer pursuant to Section 3.1(g), if any Clarion Stockholder (a “Tag-Along Selling Stockholder”) seeks to transfer Shares to one or more third parties other than a Permitted Transferee (a “Tag-Along Purchaser”) in any one transaction or series of related transactions, representing more than five percent (5%) of the Shares (determined based on the applicable class of Shares being transferred) then held by such Tag-Along Selling Stockholder, then each Regions Stockholder and each Additional Stockholder (each, a “Tag-Along Rightholder”) shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice (except that the purchase price payable to the Tag-Along Rightholders and the Tag-Along Selling Stockholder in respect of any Common Stock Equivalents and/or Preferred Stock Equivalents sold in such transaction shall be net of the exercise price thereof, if any) that number of Shares specified by the Tag-Along Rightholder of each class of Shares proposed to be transferred by such Clarion Stockholder, up to that number equal to the percentage of the number of Shares of such class proposed to be transferred by the Tag-Along Selling Stockholder (the “Tag-Along Offered Securities”) determined by dividing (A) the total number of Common Shares (other than Common Stock Equivalents granted under any Company Option Plan) or Preferred Shares (other than Preferred Stock Equivalents granted under any Company Option Plan), as applicable, then owned by such Tag-Along Rightholder by (B) the sum of (x) the total number of Common Shares (other than Common Stock Equivalents granted under any Company Option Plan) or Preferred Stock (other than Preferred Stock Equivalents granted under any Company Option Plan), as applicable, then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f)(i), (y) the total number of Common Shares then owned by any other Person that is entitled to participate in such sale, and (z) the total number of Common Shares or Preferred Shares, as applicable, then owned by the Clarion Stockholders. The Tag-Along Selling Stockholder shall effect the sale of the Tag-Along Offered Securities and the Tag-Along Rightholder(s) shall sell the number and class of Shares to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i), and the number and class of Shares to be sold to such Tag-Along Purchaser by the Tag-Along Selling Stockholder shall be reduced accordingly.
               (ii) The Tag-Along Selling Stockholder intending to transfer Shares to a Tag-Along Purchaser shall give written notice to each Tag-Along Rightholder of each proposed transfer by it of Shares which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f), at least fifteen (15) days prior to the proposed consummation of such transfer, setting forth the name of such Tag-Along Selling Stockholder, the number of Tag-Along Offered Securities, the class of Shares represented by the Tag-Along Offered Securities, the name and address of the proposed Tag-Along Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Tag-Along Purchaser and the percentage of each class of Shares that such Tag-Along Rightholder may sell to such Tag-Along Purchaser (determined in accordance with Section 3.1(f)(i)) (the “Tag-Along Notice”). The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along

Rightholder wishing to sell its Shares within fifteen (15) days following receipt of the Tag-Along Notice, by delivery of a written notice to the Tag-Along Selling Stockholder indicating such Tag-Along Rightholder’s wish to exercise its, her or his rights and specifying the number of Tag-Along Offered Securities (up to the maximum number of Tag-Along Offered Securities as determined in accordance with Section 3.1(f)(i)) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such 15-day period by giving written notice to the Tag-Along Selling Stockholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 15-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.1(f), and the Tag-Along Selling Stockholder may effect the sale of Shares to the Tag-Along Purchaser within a period of ninety (90) days after the date of the Tag-Along Notice without the participation of such non-participating Tag-Along Rightholder. Any such sale shall be made only to Tag-Along Purchaser identified in the Tag-Along Notice and at the same price and upon such other terms and conditions that are not more favorable (taken as a whole) to the Tag-Along Selling Stockholder than those set forth in the Tag-Along Notice. In the event the Tag-Along Selling Stockholder has not sold the Tag-Along Offered Securities within such ninety (90) day period, the Tag-Along Selling Stockholder shall not thereafter sell any Shares without again complying with Section 2 and this Section 3.1(f).
               (iii) In the event a Tag-Along Rightholder exercises its tag-along rights hereunder, the Tag-Along Selling Stockholder shall assign so much of its interest in the proposed sale transaction as the Tag-Along Rightholder shall be entitled to and shall request hereunder, and the Tag-Along Rightholder shall assume such part of the obligations of the Tag-Along Selling Stockholder with respect to such sale transaction as shall relate to the sale of the Tag-Along Offered Securities by the Tag-Along Rightholder. In addition to the foregoing, the Tag-Along Rightholder shall pay his, her or its pro rata share of all costs associated with such sale transaction.
          (g) Drag-Along Rights. In the event that the holders of a majority of the Shares held by all the Clarion Stockholders (the “Drag-Along Rightholders”) receive a bona fide offer from a third party which is not an Affiliate of Clarion to consummate a Change of Control Transaction, the Drag-Along Rightholders may send written notice (the “Drag-Along Notice”) to the Company and the other Stockholders (the “Drag-Along Sellers”) notifying them of the Change of Control Transaction and of the election of the Drag-Along Rightholders to exercise their rights under this Section 3.1(g). Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell its Shares in the Change of Control Transaction contemplated by the Drag-Along Notice on the same terms (subject to the last sentence of this Section 3.1(g)) and conditions as the Drag-Along Sellers (including representations, warranties and indemnities, in each case related to the Shares to be sold by such Drag-Along Seller, and the payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all reasonable and necessary action to cause the consummation of such transaction, including executing documents reasonable and appropriate for the Change of Control Transaction, voting its Common Shares in favor of such transaction and not exercising any appraisal or dissenter rights in connection therewith. If any Drag-Along Rightholder or Drag-Along Seller shall sell any Common

Stock Equivalent or Preferred Stock Equivalent in any sale pursuant to this Section 3.1(g), such Drag-Along Rightholder or Drag-Along Seller shall receive in exchange for such Common Stock Equivalent or Preferred Stock Equivalent consideration in the amount (if greater than zero) equal to the purchase price received by the Drag-Along Rightholders in such sale for the number of shares of Common Stock that would be issued upon exercise conversion or exchange of such Common Stock Equivalent or Preferred Stock Equivalent less the exercise price, if any, of such Common Stock Equivalent or Preferred Stock Equivalent (to the extent exercisable, convertible or exchangeable at the time of such sale), subject to reduction for any tax or other amounts required to be withheld under applicable law. Notwithstanding any other provision of this Section 3.1(g), the Regions Stockholders may only be required to sell Shares in, and approve of, a Change of Control Transaction pursuant to this Section 3.1(g) where the consideration to be received by the Regions Stockholders in such Change of Control Transaction in exchange for their Shares is in the form of either (i) cash or (ii) equity securities of the surviving corporation to the extent that the Regions Stockholders are permitted under Applicable Banking Laws to hold such equity securities of the surviving corporation; provided, however, that after the receipt of a Drag-Along Notice and prior to the consummation of a Change of Control Transaction pursuant to this Section 3.1(g), the Regions Stockholders shall use, and shall cause their Affiliates to use, commercially reasonable efforts to obtain all Required Regulatory Consents to permit such Regions Stockholder to hold the equity securities for which the Shares are exchanged in the Change of Control Transaction; provided, further, that in the event that all Required Regulatory Consents are not obtained (or are obtained subject to a condition or restriction in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which would adversely affect Regions, RFC, their respective Affiliates or their respective businesses), then the form of consideration to be received by the Regions Stockholders in such Change in Control Transaction in exchange for their Shares shall be cash.
     3.2 Involuntary Transfers.
          (a) Rights of First Offer upon Involuntary Transfer. If an Involuntary Transfer of any Shares (the “Transferred Shares”) owned by any Stockholder other than a Clarion Stockholder shall occur, then the Rightholders and the Company shall have the same rights as specified in Sections 3.1(b) and 3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder and shall be governed by Sections 3.1(a), 3.1(b) and 3.1(c), except that (a) the time periods shall run from the date of receipt by the Rightholders and the Company of notice of the Involuntary Transfer, (b) such rights shall be exercised by notice to the transferee of such Transferred Shares (the “Involuntary Transferee”) rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (c) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Market Value thereof.
          (b) Closing. The closing of any purchase under this Section 3.2 shall be held at the principal office of the Company at 11:00 a.m. local time on the earlier to occur of (a) the fifth (5th) Business Day after delivery of written notice to the Involuntary Transferee by the Company or the Rightholders, as the case may be, in accordance with Section 3.2(a) or (b) the fifth (5th) Business Day after the determination of the purchase price or the Fair Market Value, as the case may be, of the Transferred Shares in accordance with Section 3.2(a), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any liens and other encumbrances (other than those arising hereunder and those attributable to the purchaser thereof) and the Involuntary Transferee shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Transferred Shares. The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate the transaction.
          (c) General. In the event that the provisions of this Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Rightholders and the Company shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1(a) of this Agreement and shall be bound by the provisions of Section 3.1(a) and other provisions of this Agreement.
ARTICLE IV
OTHER RIGHTS
     4.1 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to such Designated Holder, in its reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, (iii) such Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel to the Company, as applicable, require registration of them under the Securities Act or (iv) such Registrable Securities shall have ceased to be outstanding.

     4.2 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.
     4.3 Request for Demand Registration.
          (a) At any time commencing on the earlier of (x) six months after the IPO Effectiveness Date and (y) the expiration or waiver of any lock-up agreement entered into in connection with the IPO, in the event that the Company has not become eligible or shall become ineligible to register the Registrable Securities under the Securities Act on Form S-3 (or any successor form thereto), the Designated Clarion Holders acting through Clarion (the “Clarion Initiating Holders”), may make up to four written requests to the Company to register the resale of Registrable Securities under the Securities Act on Form S-1 or any equivalent form for registration by issuers (each a “Clarion Demand Registration”); provided, however, that (i) at any time when the Clarion Stockholders own fewer Registrable Securities than are owned by all other Designated Clarion Holders, such right of the Designated Clarion Holders will be exercisable by the Designated Clarion Holders holding in excess of 50% of the Registrable Securities then held by all of the Designated Clarion Holders and (ii) the Company shall not be obligated to effect more than two such Clarion Demand Registrations in any 12 month period. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Clarion Demand Registration. Each request for a Clarion Demand Registration by the Clarion Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.
          (b) At any time commencing on the earliest of (x) the fifth anniversary of the date hereof, (y) six months after the IPO Effectiveness Date and (z) the expiration or waiver of any lock-up agreement entered into in connection with the IPO, in the event (in the case of clauses (y) and (z)) that the Company has not become eligible or shall become ineligible to register the Registrable Securities under the Securities Act on Form S-3 (or any successor form thereto), one or more of the Designated Regions Holders (the “Regions Initiating Holders” and, together with the Clarion Initiating Holders, each “Initiating Holders”), may make up to two written requests to the Company to register the resale of Registrable Securities under the Securities Act on Form S-1 or any equivalent form for registration by issuers (each a “Regions Demand Registration” and together with the Clarion Demand Registrations, a “Demand Registration”); provided, however, that the Company shall not be obligated to effect more than one such Regions Demand Registration in any 12 month period; provided, further, that if in connection with a Regions Demand Registration at least 50% of the Registrable Securities requested to be registered by the Initiating Holders are not included in such registration, then one or more of the Regions Designated Holders may request up to one additional Regions Demand Registration such that the total number of Regions Demand Registrations that may be made under this Section 4.3(a) shall equal three. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Regions Demand Registration. Each request for a Regions Demand Registration by the Regions Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Notwithstanding anything to the contrary contained herein, in no event will the Company be obligated to prepare, file, or cause to become effective a Regions Demand Registration unless a request pursuant to this Section 4.3(b) is made by Designated Regions Holders holding at least 50% of the aggregate Registrable Securities held by all Designated Regions Holders.
          (c) Each of the Designated Holders (other than Initiating Holders that have requested a registration under this Section 4.3) may offer to sell some or all of its, his or her Registrable Securities under any Demand Registration pursuant to this Section 4.3(c). Within five Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 4.3) and (ii) subject to Section 4.7(b), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within 30 days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities to be included in the Registration Statement. The failure of any Designated Holder to respond within the 30-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 4.3(c) with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 4.3(c) prior to the expiration of such 30-day period by giving written notice to the Company.
     4.4 Effective Demand Registration.
          (a) Subject to Section 7.1 (Call Right), the Company shall use its reasonable best efforts to cause any Demand Registration to become and remain effective not later than 90 days after the expiration of the 30-day period referred to in clause (ii) of Section 4.3(c) (or, in the case of a Regions Demand Registration that is subject to Section 7.1, not later than 90 days after the end of the 60-day (or shorter if applicable) period referred to in Section 7.1). A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 180 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason not explicitly attributable to the Initiating Holders (as determined by the Commission or other Governmental Authority or a court of competent jurisdiction) and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived.
          (b) No S-3 Demand Registration requested by an S-3 Initiating Holder pursuant to Section 4.5 shall be deemed a Demand Registration pursuant to Section 4.3.
     4.5 Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act for transactions involving secondary offerings:
          (a) In the event that the Company shall receive from one or more Designated Clarion Holders acting through Clarion, a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (a “Clarion S-3 Registration”), all or a portion of the Registrable Securities owned by such Designated Clarion Holders (the “Clarion S-3 Initiating Holders”), the Company shall give written notice of such request to all of the Designated Holders (other than the Clarion S-3 Initiating Holders) at least 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company within 5 days after the giving of such written notice by the Company; provided, however, that at any time when the Clarion Stockholders own fewer Registrable Securities than all other Designated Clarion Holders, such right of Clarion will be exercisable by those Persons holding in excess of 50% of the Registrable Securities held by the Designated Clarion Holders.
          (b) In the event that the Company shall receive from one or more of the Designated Regions Holders (the “Regions S-3 Initiating Holders” and, together with the Clarion Initiating Holders, each “S-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (a “Regions S-3 Registration” and together with a Clarion S-3 Registration, an “S-3 Registration”), all or a portion of the Registrable Securities owned by such Regions S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than Regions S-3 Initiating Holders that have requested a Regions S-3 Registration under this Section 4.5(b)) at least 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company within 5 days after the giving of such written notice by the Company. Notwithstanding anything to the contrary contained herein, in no event will the Company be obligated to prepare, file, or cause to become effective a Regions S-3 Registration unless a request pursuant to this Section 4.5(b) is made by Designated Regions Holders holding at least 50% of the aggregate Registrable Securities then held by all Designated Regions Holders.

          (c) If requested by the applicable S-3 Initiating Holders, such applicable S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act to be kept effective for the period described in Section 4.4(a). With respect to each S-3 Registration, the Company shall, subject to Section 4.6, (i) include in such offering the Registrable Securities of the applicable S-3 Initiating Holders and (ii) use its best efforts to (x) cause such registration pursuant to this Section 4.5(c) to become and remain effective as soon as practicable, but in any event not later than 45 days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than the applicable S-3 Initiating Holders) which have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the applicable S-3 Initiating Holders included therein. Notwithstanding the foregoing, the Company shall not be required to effect any registration under this Section 4.5 (i) within 90 days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve month period preceding the date of such request the Company has effected two registrations on Form S-3 pursuant to this Section 4.5 or (iii) if Form S-3 is not available for such offering. Notwithstanding the foregoing, the Designated Regions Holders shall have the right to effect no more than two Regions S-3 Registrations in the aggregate; provided, however, that if in connection with a Regions S-3 Registration at least 50% of the Registrable Securities requested to be registered by the Regions S-3 Initiating Holders are not included in such registration, then one or more of the Designated Regions Holders may request up to one additional Regions S-3 Registration such that the total number of Regions S-3 Registrations that may be made under this Section 4.5 shall equal three. A registration shall not constitute a S-3 Registration if (x) after such S-3 Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or court for any reason not explicitly attributable to the S-3 Initiating Holders (as determined by the Commission or other Governmental Authority or a court of competent jurisdiction) and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such S-3 Registration are not satisfied or waived.
     4.6 Limitations on Demand Registrations and S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (i) postpone filing a Registration Statement for a Demand Registration or an S-3 Registration until the earlier of (x) such Valid Business Reason no longer exists or (y) 90 days after the first day the Company postpones filing such Registration Statement, and (ii) in the event that a Demand Registration Statement or S-3 Registration Statement has been filed, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement; provided, however, that in the event of a withdrawal, such request shall not be counted for purposes of the requests for Demand Registration or S-3 Registration Statement to which holders of Registrable Securities are entitled pursuant to Sections 4.3, 4.4 or 4.5. If the Company so postpones the filing of a Registration Statement, the applicable Initiating Holders or S-3 Initiating Holders shall have the right to withdraw the request for registration by giving written notice to the Company, and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for Demand Registration or S-3 Demand Registration to which holders of Registrable Securities are entitled pursuant to Sections 4.3, 4.4 or 4.5. The Company shall give prompt written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason for one or more periods aggregating more than 180 days in any 12 month period.
     4.7 Underwriting Procedures.
          (a) If any Demand Registration or S-3 Registration is in the form of an underwritten offering, the Company shall be entitled to select an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”), subject to the approval of the applicable Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all of the Initiating Holders or S-3 Initiating Holders, as applicable, which approval shall not be unreasonably conditioned, delayed or withheld.
          (b) If the applicable Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all of the applicable Initiating Holders or S-3 Initiating Holders, as the case may be, so elect, the Company shall use its reasonable best efforts to cause such Demand Registration or S-3 Registration, as applicable, to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 4.7(a). In connection with any such underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 4.3 or 4.5 shall be included in such underwritten offering unless such holder accepts the terms of the offering as agreed upon by the Company, the applicable Initiating Holders or S-3 Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, be reasonably likely to have an adverse effect on such offering by the applicable Initiating Holders or S-3 Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have an adverse effect on such offering by the applicable Initiating Holders or S-3 Initiating Holders, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such adverse effect and shall reduce the aggregate amount of Registrable Securities to be included in such registration, first as to the Company, second as to any holder of shares of Common Stock other than the Designated Clarion Holders and Designated Regions Holders who have the right to request the registration of any such shares owned by them in such registration, pro rata based on the number of shares of Common Stock owned by each such holder, third as to the Designated Clarion Holders and Designated Regions Holders (who are not included in clause fourth below) who requested inclusion of their Registrable Securities as a group, pro rata based on the number of Registrable Securities owned by each such Designated Holder and fourth (i) in the case of a Clarion Demand Registration or Clarion S-3 Registration, as to the Clarion Initiating Holders or Clarion S-3 Initiating Holders, as applicable, and the Designated Clarion Holders who requested to participate in such registration as a group, pro rata based on the number of Registrable Securities owned by each such holder; or (ii) in the case of a Regions Demand Registration or Regions S-3 Registration, as to the Regions Initiating Holders or Regions S-3 Initiating Holders, as applicable, and the Designated Regions Holders who requested to participate in such registration as a group, pro rata based on the number of Registrable Securities owned by each such holder.
     4.8 Request for Incidental Registration. At any time commencing six months after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of securities by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”). The Company shall use its best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested, in writing received by the Company within 15 days after receipt of the Company’s written notice by such Designated Holders, to participate in the Incidental Registration to include some or all of its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company offered for the account of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4.8 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as will not, in the opinion of the Company Underwriter, be reasonably likely to have a material adverse effect on the offering by the Company. If the Company Underwriter advises the Company that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the securities to be offered for the account of the Company and any stockholder of the Company, other than the Designated Holders, that have initiated such registration pursuant to an exercise of their demand registration rights; second, the Registrable Securities to be offered for the account of the Designated Clarion

Holders and Designated Regions Holders pursuant to this Article IV, pro rata based on the number of Registrable Securities owned by each such holder; and third, any other securities requested to be included in such offering, pro rata based on the number of Registrable Securities owned by each other holder of Registrable Securities who have requested registration of Registrable Securities.
     4.9 Expenses. The Company shall bear all Registration Expenses in connection with any Demand Registration, S-3 Registration or Incidental Registration pursuant to this Article IV, whether or not such registration becomes effective.
     4.10 Obligations of the Company. Whenever a registration of Registrable Securities has been requested pursuant to Section 4.3 or 4.5, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible,
          (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which counsel for the Company reasonably shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, cause such Registration Statement to comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be included therein or, if permitted by the rules, regulations and forms of the Commission, incorporate such financial statements therein by reference, and cause such Registration Statement to become effective within the time frames set forth in Section 4.4(a) or Section 4.5(c), as applicable; provided, however, that (i) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Clarion Holders holding a majority of the Registrable Securities being registered in such registration by Designated Clarion Holders (“Clarion Holders’ Counsel”), counsel selected by the Designated Regions Holders holding a majority of the Registrable Securities being registered in such registration by Designated Regions Holders (“Regions Holders’ Counsel”), and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (ii) the Company shall notify the Clarion Holders’ Counsel, Regions Holders’ Counsel, and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;
          (b) (1) notify in writing each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder, (2) cause the prospectus to each Registration Statement to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule under the Securities Act, (3) respond as promptly as practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and (4) prepare and file with the

Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the lesser of (i) 180 days and (ii) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
          (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 or any similar rule under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (d) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.10, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;
          (e) promptly notify each seller of Registrable Securities (1) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (2) when any amendment or supplement to the prospectus relating to each Registration Statement has been filed with the Commission, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of any Registration Statement or any part thereof or the initiation of any proceedings for such purpose, (4) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceedings for such purpose, or (5) upon discovery that, or upon the happening of any event as a result of which, (A), the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, subject to Section 4.6, the Company shall promptly prepare a supplement or amendment to such Registration Statement or prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (f) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 4.7 or 4.8), make representations, warranties and agreements (including indemnities) to the holders of Registrable Securities covered by such Registration Statement and any Approved Underwriter or Company Underwriter, as applicable, in form and scope as are customarily made by issuers to underwriters and selling securityholders in underwritten offerings and confirm the same in writing to the extent customary if and when requested, and take such other actions as the Initiating Holders or S-3 Holders, as the case may be, holding a majority of the Registrable Securities reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;
          (g) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Clarion Holders’ Counsel, Regions Holders’ Counsel, and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (i) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom, (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or (iv) the information has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Clarion Holders’ Counsel, Regions Holders’ Counsel or the managing underwriter reasonably requests;
          (i) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and which such seller may reasonably request and are customarily included in such opinions;
          (j) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (k) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
          (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;
          (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to promptly obtain the withdrawal of such order;
          (n) keep Clarion Holders’ Counsel and Regions Holders’ Counsel advised, in writing, as to the initiation and progress of any such registration;
          (o) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and
          (p) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

     4.11 Obligations of Selling Stockholders. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish to the Company, such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as is reasonably necessary to assure compliance with federal securities laws and Commission rules and all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading, or necessary to cause the Registration Statement which covers such Registrable Securities not to omit a material fact with respect to such seller necessary in order to make the statements therein not misleading. The Company’s obligation to register Registrable Securities held by any such seller in any Registration Statement shall be contingent on such seller furnishing to the Company the information required by this Section 4.11. Moreover, no person may participate in any underwritten offering hereunder unless such person (i) provides the information required by this Section 4.11; (ii) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Approved Underwriter or the Company Underwriter, as applicable; and (iii) completes and executes all questionnaires, custody agreements, powers of attorney, lock-up agreements, indemnification agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall not be obligated to register Registrable Securities held by any transferee of Registrable Securities otherwise entitled to participate in such registration unless such transferee undertakes such obligations relating to registration expenses, indemnification and contribution as are provided in Sections 4.13, 4.15 and 4.17.
     4.12 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.6, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.10(b) or Section 4.10(e), as applicable, and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 4.6) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.6 to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 4.10(e).
     4.13 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the reasonable fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), (v) the reasonable fees, charges and expenses of one counsel to the Designated Clarion Holders and one counsel to the Designated Regions Holders and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 4.13 are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (v) above, shall bear the fees and expenses of their own counsel. All such expenses shall be borne by the Designated Holders in proportion to the number of shares of Registrable Securities sold by each, or as such Designated Holders may otherwise agree.
     4.14 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, members, stockholders, directors, officers, employees, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder (any such Person, a “Holder Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, preparation and defending any claim or proceeding) (each, a “Liability” and collectively, “Liabilities”), arising out of, based upon or in connection with any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of, based upon or in connection with any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning a Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including the information furnished to the Company pursuant to Section 4.11. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

     4.15 Indemnification by Designated Holders. Each Designated Holder agrees to indemnify and hold harmless the Company, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 4.15 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.
     4.16 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action within a reasonable time of notice thereof and with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties (except that if the Company is the Indemnifying Party and one or more Designated Clarion Holders and one or more Designated Regions Holders are both Indemnified Parties, the Company shall be liable for the fees and expenses of two separate firms of attorneys (in addition to local counsel) one for the Designated Clarion Holders, as a group, and one for the Designated Regions

Holders, as a group). No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, (i) unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding and (ii) such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.
     4.17 Contribution. If the indemnification provided for in this Article IV from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein or is insufficient to hold harmless a party indemnified hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.13, 4.14 and 4.15, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by a Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.17 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     4.18 Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) timely file any reports and other documents required to be filed by it under the Exchange Act, (b) at all times make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act, (c) if it is not required to file reports and other documents under the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to Rule 144A under the Securities Act, (d) without cost to any holder of Registrable Securities, furnish to any such holder promptly upon request a copy of the most recent annual and quarterly reports of the Company, and such other reports, documents or shareholder communications of the Company, and (e) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.
     4.19 Restrictions on Public Sale by the Company. Unless otherwise agreed to by (x) Clarion in the case of a Clarion Demand Registration or Clarion S-3 Registration, or (y) the Designated Regions Holders holding a majority of the Registrable Securities then held by all Designated Regions Holders in the case of an Regions Demand Registration or Regions S-3 Registration, the Company agrees not to effect any public sale or distribution of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date that all Registrable Securities registered on such Registration Statement are sold and (ii) 90 days after the effective date of such Registration Statement (except as part of such registration).
     4.20 Restrictions on Public Sale by Designated Holders. To the extent requested (A) by the applicable Initiating Holders or the S-3 Initiating Holders in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the 90-day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of the Registration Statement (except as part of such registration) for such public offering; provided, however, that (a) all executive officers and directors of the Company then holding shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock shall enter into similar agreements for not less than the entire time period required of the Initiating Holders or S-3 Initiating Holders, as the case may be, and (b) the Initiating Holders and S-3 Initiating Holders, as the case may be, shall be allowed any concession or proportionate release allowed to any executive officer or director or other holder of Common Stock that entered into similar agreements.
     4.21 Recapitalizations, Exchanges, etc. The provisions of this Article IV shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.
     4.22 No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement.
     4.23 Transfer of Registration Rights. The Demand Registration rights and the S-3 Registration rights and related rights of Clarion and Regions contained in this Article IV shall be (i) with respect to any Registrable Security that is transferred to a Permitted Transferee of Clarion or Regions, automatically transferred to such Permitted Transferee and (ii) with respect to any Registrable Security that is transferred in all cases to any other Person, transferred only to the extent so permitted in writing by the Board of Directors at the time of transfer, in which case the parties agree to the extent necessary to amend the applicable provisions of Article IV to give effect to such transfer. The incidental or “piggy-back” registration rights of the Designated Holders contained in this Article IV and the other related rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security in a transfer otherwise made in compliance with this Agreement. Except as provided in this Section 4.23 and Sections 4.15, 4.16 and 4.17 concerning indemnification and contribution, this Article IV is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement and their successors.

ARTICLE V
FUTURE ISSUANCE OF SHARES; PREEMPTIVE RIGHTS
     5.1 Offering Notice. If the Company wishes to issue any New Securities to any Person (a “Subject Purchaser”) prior to the IPO Effectiveness Date, then the Company shall offer such New Securities first to the Preemptive Rightholders (as defined below) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders at least fifteen (15) days prior to the issuance and sale of the New Securities, which shall state (a) the number of shares of New Securities proposed to be issued and sold, (b) all material terms and conditions under which the Company proposes to sell the New Securities, including the lowest purchase price per share of the New Securities that the Company is willing to accept (the “Proposed Price”) and (c) the date on which the New Securities will be sold to accepting Preemptive Rightholders (the “New Issuance Closing Date”). The Company may condition its offer of such New Securities to the Stockholders upon the purchase by such Stockholders of any securities (including debt securities) other than the New Securities that are being proposed to be issued to the Subject Purchaser.
     5.2 Stockholder Option. For a period of fifteen (15) days after the giving of the New Issuance Notice pursuant to Section 5.1, each Stockholder other than an Other Stockholder (except as otherwise determined by Clarion) (each, a “Preemptive Rightholder”) shall have the right to purchase any or all of its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (a) the total number of Common Shares and Common Stock Equivalents (other than Common Stock Equivalents granted under any Company Option Plan) then owned by such Preemptive Rightholder by (b) the total number of then outstanding Common Shares and Common Stock Equivalents (other than Common Stock Equivalents granted under any Company Option Plan) (the “Proportionate Percentage”). Notwithstanding the foregoing, if, in the judgment of the Company, the participation by a Preemptive Rightholder would require under applicable law the registration or qualification of such securities or any Person as a broker or dealer or agent not otherwise required by such issuance, such Preemptive Rightholder shall not have the right to participate in such issuance.
     5.3 Exercise of Options. The right of each Preemptive Rightholder to purchase the New Securities under Section 5.2 shall be exercisable by delivering irrevocable written notice of the exercise thereof, prior to the expiration of the 15-day period referred to in Section 5.2, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase. The failure of a Preemptive Rightholder to respond within such 15-day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 5.2.
     5.4 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 5.3 shall be held at the principal office of the Company at 11:00 a.m. local time on the New Issuance Closing Date or at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and the New Securities shall be issued free and clear of all liens and encumbrances and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the subscribing Preemptive Rightholders and after payment therefore, duly authorized, validly issued, fully paid and nonassessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by it, her or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate such transaction.
     5.5 Sale to Subject Purchaser. If the Preemptive Rightholders do not elect to purchase all of the New Securities pursuant to Section 5.2, the Company may sell to the Subject Purchaser the New Securities not so purchased by the Preemptive Rightholders pursuant to Section 5.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days after the earlier to occur of (a) the waiver (or deemed waiver) by the Preemptive Rightholders of their option to purchase the New Securities and (b) the expiration of the 15-day period referred to in Section 5.2. If such sale is not consummated within one hundred twenty (120) days after the execution and delivery of such contract for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same to the Preemptive Rightholders in accordance with this Article V. The closing of any issue and purchase of New Securities pursuant to this Section 5.5 shall be held at any time (prior to the expiration of such one hundred twenty (120) day period) and place as the parties to the transaction may agree.
     5.6 Post Issuance Notice. Notwithstanding the requirements of Sections 5.1 and 5.2, the Company may proceed with any issuance of New Securities prior to having complied with the provisions of Sections 5.1 and 5.2; provided that the Company shall:
          (a) provide each Preemptive Rightholder (i) with prompt notice of such issuance and (ii) the New Issuance Notice described in Section 5.1 in which the actual price per unit of the New Securities shall be set forth;
          (b) offer to issue to such Preemptive Rightholder such number of New Securities of the type issued in the issuance as may be requested by such Preemptive Rightholder (not to exceed the product obtained by multiplying (A) the Proportionate Percentage that such Preemptive Rightholder would have been entitled to pursuant to Section 5.2 by (B) the sum of (1) the number of New Securities included in such issuance plus (2) the product obtained by multiplying (A) the Proportionate Percentage that such Preemptive Rightholder would have been entitled to pursuant to Section 5.2 by (B) the number of New Securities included in such issuance) on the same terms and conditions with respect to such securities as the subscribers in the issuance received; and
          (c) keep such offer open for a period of ten Business Days, during which period each Preemptive Rightholder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such securities (not to exceed the product obtained by multiplying (A) the Proportionate Percentage that such Preemptive Rightholder would have been entitled to pursuant to Section 5.2 by (B) the sum of (1) the number of New Securities included in such issuance plus (2) the product obtained by multiplying (A) the Proportionate Percentage that such Preemptive Rightholder would have been entitled to pursuant to Section 5.2 by (B) the number of New Securities included in such issuance).
     5.7 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.
     5.8 Agreement to be Bound. The Company shall not issue any Shares or New Securities to any Person not a party to this Agreement, unless such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-2. Upon becoming a party to this Agreement, such Person (other than a Clarion Stockholder or a Regions Stockholder) shall be deemed to be, and shall be subject to the same obligations as an Other Stockholder hereunder. Any issuance of Shares or New Securities by the Company in violation of this Section 5.8 shall be null and void ab initio.
ARTICLE VI
CORPORATE GOVERNANCE
     6.1 General. From and after the execution of this Agreement, each Stockholder shall vote its, her or his Common Shares at any regular or special meeting of stockholders of the Company (a “Stockholders Meeting”) or in any written consent (a “Written Consent”) executed in lieu of such a meeting of stockholders, in either case upon any matter arising under this Agreement submitted to a vote of the Stockholders in such a manner as to implement the terms of this Agreement, and shall take all other actions necessary to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.
     6.2 Stockholders Actions. In order to effectuate the provisions of this Agreement, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officer and directors of the Company to call, a Stockholders Meeting or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use its, her or his best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement and (c) shall use its, her or his best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Agreement.
     6.3 Election of Directors; Number and Composition. Each Stockholder shall vote its, her or his Common Shares at any Stockholders Meeting, or act by Written Consent with respect to such Common Shares, and take all other actions necessary to elect a Board of Directors comprised of up to seven members designated as follows:
          (a) one director designated by Trumpet Investors, L.P. (who initially shall be Marc A. Utay), one director designated by Trumpet SBIC Investors, L.P. (who initially shall be Eric D. Kogan) and two additional directors designated by the holders of a majority if the shares of Common Stock held by the Clarion Stockholders (who initially shall be Jonathan Haas and Alexander Fisher) (the directors designated by any of the Clarion Stockholders shall be collectively referred to herein as the “Clarion Directors”);
          (b) for so long as the Regions Stockholders hold at least 50% of the number of shares of Common Stock and Preferred Stock held by Regions immediately after closing under the Stock Purchase Agreement (including, for purposes of such calculation, any Earn-Out Shares, to the extent issued pursuant to the Stock Purchase Agreement) (the “Regions Threshold Amount”), one director designated by the holders of a majority of the shares of Common Stock held by the Regions Stockholders (who initially shall be Edmund Fay) (the “Regions Director”);
          (c) one director who is the Chief Executive Officer of the Company; and
          (d) one director who is the Chief Operating Officer of the Company, if any.
The obligation to vote shares in accordance with this Section 6.3 shall be specifically applicable to and enforceable against any transferees of the parties hereto.
     6.4 Removal and Replacement of Directors.
          (a) Removal of Directors.
               (i) If at any time the Clarion Stockholders holding a majority of the shares of Common Stock held by the Clarion Stockholders at such time notify the other Stockholders of their wish to remove at any time and for any reason (or no reason) any Clarion Director, then each Stockholder shall vote all of its, her or his Common Shares so as to remove such Clarion Director.
               (ii) If at any time the Regions Stockholders holding a majority of the shares of Common Stock held by the Regions Stockholders at such time, notify the other Stockholders of their wish to remove at any time and for any reason (or no reason) the Regions Director, then each Stockholder shall vote all of its, her or his Common Shares so as to remove such Regions Director.
               (iii) If at any time after the Regions Stockholders do not hold the Regions Threshold Amount in accordance with Section 6.3(b), Clarion Stockholders holding a majority of the shares of Common Stock held by the Clarion Stockholders at such time, notify the other Stockholders of their wish to remove at any time and for any reason (or no reason) the Regions Director, then each Stockholder shall vote all of its, her or his Common Shares so as to remove such Regions Director.
          (b) Replacement of Directors.
               (i) If at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of a Clarion Director, then the Clarion Stockholders holding a majority of its, her or his Common Shares held by the Clarion Stockholders at such time shall designate a nominee to be elected to fill such vacancy until the next Stockholders Meeting.
               (ii) For so long as the Regions Stockholders hold the Regions Threshold Amount, if at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of a Regions Director, then the Regions Stockholders holding a majority of its, her or his Common Shares held by the Regions Stockholders at such time shall designate a nominee to be elected to fill such vacancy until the next Stockholders Meeting.
     6.5 Limitation on Affiliate Transactions.
          (a) During such time as the Regions Stockholders hold Shares, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any material transaction or series of related material transactions with, or for the benefit of, Clarion or any of its Affiliates (an “Affiliate Transaction”) unless: (1) in the good faith judgment of the Company the terms of the Affiliate Transaction are no less favorable to the Company or its Subsidiary as applicable, than those that could be obtained at the time of such Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate of Clarion; and (2) if such Affiliate Transaction involves an amount in excess of $1,000,000, the material terms of the Affiliate Transaction are set forth in writing, either (i) a majority of the Independent Directors of the Company (or if there is only one Independent Director, then such Independent Director) have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors or (ii) if there are no Independent Directors at the time such Affiliate Transaction is proposed to the Board of Directors then, if requested by the Regions Director within 15 Business Days of the date that such Affiliate Transaction is proposed to the Board of Directors, a fairness opinion shall be obtained by the Company from an independent nationally or regionally recognized investment banking firm to the effect that the proposed Affiliate Transaction is fair from a financial point of view to the Company, and if such independent nationally or regionally recognized investment banking firm cannot render such an opinion with respect to such Affiliate Transaction, then the Company shall not enter into such Affiliate Transaction.
          (b) Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.5 shall not prohibit (1) any Permitted Payment; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or otherwise approved by the Board of Directors, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time; (4) the payment of reasonable compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company in the ordinary course of business; (5) the payment of reasonable fees to directors of the Company who are not employees of the Company; (6) the payment of fees and expenses in the amounts provided for in the Management Agreement; (7) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company owns an equity interest in or otherwise controls such joint venture or similar entity; (8) the exercise of any rights pursuant to this Agreement or pursuant to the Certificate of Incorporation; and (9) the issuance or sale of Shares in accordance with the terms of this Agreement.
     6.6 Entry into New Line of Business.
          (a) In order to facilitate compliance with banking laws, regulations, rules, orders and interpretive letters applicable to the investment by Regions in the Company (“Applicable Banking Laws”):
               (i) The Company shall notify Regions (a “New Business Notice”) before the Company or any of its Subsidiaries (as such term is defined in Section 2 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”)) enter into, or acquire any other entity or any securities of any other entity (including the acquisition of “control” of any other entity as such term is used in the BHC Act and any related rules, regulations, orders and interpretive letters) which is engaged in, any business other than the Existing Business (a “New Business”). “Existing Business” means any business (i) described, or related to the business described, in the letter dated April 25, 2000 from the Comptroller of the Currency Administrator of National Banks to Mr. Bill Abney, Union Planters Bank, N.A. or (ii) engaged in, or related to the business engaged in, by the Company or any of its Subsidiaries as of the Closing Date;
               (ii) Upon receiving a New Business Notice, Regions thereafter shall promptly (A) advise the Company that no regulatory consents, clearances or approvals under Applicable Banking Laws (“Required Regulatory Consents”) are required to be obtained in order for Regions to engage, through its ownership interest in the Company, in such New Business, or (B) advise the Company that Required Regulatory Consents are required to be obtained in order for Regions to engage, through its ownership interest in the Company, in such New Business, in which case Regions shall use, and cause each of its Affiliates to use, their commercially reasonable efforts to obtain as soon as practicable all such Required Regulatory Consents; provided, however, that Regions shall not be obligated to attempt to obtain any Required Regulatory Consent that imposes, or is reasonably likely to impose, any restrictions or conditions that materially adversely affect Regions, its Affiliates or any of their respective material businesses (in which case, Regions promptly shall notify the Company in writing of such determination and the basis therefor) ; and
               (iii) If Regions advises the Company that Required Regulatory Consents are to be obtained, (A) the Company shall provide all information in its possession that Regions may reasonably request in order to prepare any application for a Required Regulatory Consent and shall cooperate in responding to inquiries of any Governmental Authority relating to the granting of any Required Regulatory Consent, and (B) Regions shall (x) advise the Company of its good faith assessment of the likelihood of, and expected timing for, receipt of the Required Regulatory Consents, (y) keep the Company fully informed of developments related to the Required Regulatory Consents, and (z) notify the Company in writing promptly upon receipt or denial of the Required Regulatory Consents.
          (b) If Regions shall have informed the Company that Required Regulatory Consents are to be obtained or that Regions’s application or applications for Required Regulatory Consents have been denied, and the Company advises Regions in writing (a “Put Right Trigger Notice”) that it intends to engage in, or acquire the entity engaged in, the New Business prior to the time when all Required Regulatory Consents shall have been obtained or after the time Regions informs the Company that Regions’s application or applications for Required Regulatory Consents have been denied, then provided that all such Required Regulatory Consents shall not have subsequently been obtained, the Regions Stockholders shall have the right (but not the obligation) (the “Regulatory Put Right”) exercisable by irrevocable written notice to the Company within 10 Business Days after receipt of a Put Right Trigger Notice (the “Put Right Period”) to require the Company to purchase all (but not less than all) of the Common Shares and Preferred Shares owned by the Regions Stockholders (including all Earn-Out Shares that have been issued prior to such time pursuant to Section 1.4 of the Stock Purchase Agreement) at a purchase price payable in immediately available funds equal to 100% of the Fair Market Value of such Shares. The purchase of Shares pursuant to the Regulatory Put Right shall occur no later than the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the determination of the Fair Market Value of such Shares or such later date on which all consents and approvals to permit such sale shall have been obtained.
          (c) If Regions shall have informed the Company that Required Regulatory Consents are to be obtained, then the Company shall not engage in, or acquire the entity engaged in, the New Business until the earlier of (x) the date all such Required Regulatory Consents shall have been obtained, (y) assuming the Put Right Trigger Notice shall have been given, the date the Company acquires the Shares under the Regulatory Put Right and (z) assuming the Put Right Trigger Notice shall have been given, the expiration of the Put Right Period (if the Regulatory Put Right shall not have been exercised).
          (d) If Shares owned by the Regions Stockholders are acquired by the Company upon exercise of the Regulatory Put Right and subsequent thereto the Regions Stockholders are entitled to be issued any Earn-Out Shares pursuant to Section 1.4 of the Stock Purchase Agreement, then in lieu of issuing such Earn-Out Shares to the Regions Stockholders the Company instead shall pay, on the Payment Date, to the Regions Stockholders who otherwise would have been entitled to receive the Earn-Out Shares, an amount in cash equal to 100% of the Fair Market Value (based upon the same Fair Market Value used to determine the purchase price paid for the Shares under Section 6.6 (b)) of such Earn-Out Shares.
ARTICLE VII
CALL RIGHT; PUT RIGHT
     7.1 Call Right. If the Company shall not have completed its Initial Public Offering prior to the fifth anniversary of the date hereof and any Designated Regions Holder thereafter shall make a request for a Demand Registration for the Initial Public Offering pursuant to Section 4.3(b)(x), the Company shall have the right (but not the obligation), in lieu of effecting the Regions Demand Registration so requested, to purchase (or cause its designee to purchase), at a purchase price equal to the Fair Market Value thereof, all but not less than all of the Registrable Securities proposed by the Designated Regions Holders to be included in such Demand Registration (the “Call Option Shares”). Such option (the “Call Option”) shall be exercisable upon delivery of a written notice (the “Call Option Notice”) by the Company to each Regions Stockholder that requested the inclusion of Shares in such Demand Registration (the “Call Option Sellers”) within sixty (60) days after receipt by the Company of the written request pursuant to Section 4.3(b)(x). During such 60-day period, the Regions Designated Holder and the Company shall negotiate in good faith to determine the Fair Market Value; provided, however, if the Regions Designated Holder and the Company cannot agree on the Fair Market Value on or prior to the 10th day of such 60-day period, then at any time after the 10th day the Company shall engage an independent nationally recognized investment banking firm to determine the Fair Market Value within such 60-day period. If the Call Option is not exercised within such 60-day period by the Company it shall be deemed to be waived. The Call Option Notice once delivered shall be irrevocable. The purchase of the Call Option Shares shall occur no later than the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the delivery of the Call Option Notice. Delivery of certificates or other instruments evidencing the Call Option Shares, duly endorsed for transfer and free and clear of all liens, shall be made on such date against payment in cash of the purchase price therefor. At the closing, all the parties to the transaction shall execute such additional documents and take such further actions as are otherwise reasonably necessary or appropriate to effect the purchase and sale of the Call Option Shares.
     7.2 Put Right. If the Company shall not have completed its Initial Public Offering prior to the fifth anniversary of the date hereof and any Designated Regions Holder thereafter shall have made a valid request for a Demand Registration for the Initial Public Offering pursuant to Section 4.3(b)(x) and the Designated Regions Holders shall have failed within 180 days thereafter to effect the sale pursuant to such Demand Registration of all of the Registrable Securities designated by the Designated Regions Holders for inclusion in such Demand Registration despite the use of their reasonable best efforts, then, at any time thereafter, the Designated Regions Holders, as a group, shall have the right (but not the obligation) to require the Company to purchase, all but not less than all of the unsold Shares that had been designated for sale in the Regions Demand Registration (the “Put Right Shares”); provided, that, each Designated Regions Holder shall have complied, in all material respects, with all of its obligations under this Agreement with respect to such Demand Registration. Such put right (the “Put Right”) shall be exercisable upon delivery of a written notice (the “Put Right Notice”) by such Designated Regions Holders (the “Put Right Sellers”) to the Company and Clarion. The Put Right Notice once delivered shall be irrevocable. The Put Right Notice shall specify the number of Put Right Shares. The Designated Regions Holder and the Company shall, following the delivery of the Put Right Notice, negotiate in good faith to determine the Fair Market Value; provided, however, if the Regions Designated Holder and the Company cannot agree on the Fair Market Value on or prior to the 10th day following the date the Put Right Notice is delivered, then at any time after the 10th day Regions Designated Holder or the Company shall engage an independent nationally recognized investment banking firm to determine the Fair Market Value. The Company and the Regions Designated Holder shall instruct the investment banking firm to deliver its determination of the Fair Market Value within 60 days from the date the Put Right Notice is delivered. The purchase of the Put Right Shares shall occur no later than the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the determination of the Fair Market Value of such Shares. Notwithstanding the foregoing, the Company’s obligation to acquire the Put Right Shares under this Section 7.2 shall be deferred for so long as and solely to the extent that any of the following circumstances (each, a “Put Right Restriction”) shall exist:
(i)	the Company is prohibited by applicable law from acquiring the Put Right Shares;

(ii)	the acquisition by the Company of the Put Right Shares is prohibited by the contractual terms of any financing arrangement applicable to the Company or any of its Subsidiaries and, notwithstanding its commercially reasonable and diligent efforts, the Company is unable to obtain a waiver or consent of the lender(s) thereunder permitting the Company to acquire the Put Right Shares; or

(iii)	the Company is unable to pay the purchase price for the Put Shares out of its own available funds and, notwithstanding its commercially reasonable and diligent efforts, is unable to obtain financing for the acquisition of the Put Right Shares on commercially reasonable terms.
     In the event of the existence of a Put Right Restriction at the time the Company would otherwise be obligated to purchase the Put Right Shares pursuant to this Section 7.2, the Company shall, to the maximum extent permitted within the parameters of the Put Right Restrictions, perform its obligations to acquire the Put Right Shares within the time frames and in the manner contemplated by this Section 7.2. For example, if the Company is unable to purchase all of the Put Right Shares as a result of the Put Right Restriction described in clause (iii) above, the Company shall nevertheless purchase, on a pro rata basis, as many of the Put Right Shares as possible in light of the Company’s financial condition and the availability of financing. At such time as the Put Right Restrictions terminate or expire and, in the case of the Put Right Restrictions described in clause (iii), additional funds of the Company or from a financing source become available, the Company shall promptly purchase the balance of the Put Right Shares or such portion thereof that may be acquired within the parameters of the Put Right Restrictions.
ARTICLE VIII
STOCK CERTIFICATE LEGEND
     A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED AND SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED [•], 2005, BY AND AMONG THE COMPANY AND THE OTHER PERSONS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE

COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.
ARTICLE IX
MISCELLANEOUS
     9.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile, courier service, overnight mail or personal delivery:
(i)	if the Company:

SOI Holdings, Inc. c/o Clarion Capital Partners, LLC 110 East 59th Street, Suite 2100 New York, New York 10022 Facsimile: 212-371-7597 Attention: Marc A. Utay

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Facsimile: (212) 757-3990 Attention: Paul D. Ginsberg, Esq.

(ii)	if to any of the Clarion Stockholders:

c/o Clarion Capital Partners, LLC 110 East 59th Street, Suite 2100 New York, New York 10022 Facsimile: (212) 371-7597 Attention: Marc A. Utay

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Facsimile: (212) 757-3990 Attention: Paul D. Ginsberg, Esq.

(iii)	if to any of the Regions Stockholders:

Regions Bank 6200 Poplar Avenue Memphis, Tennessee 38119 Facsimile: (205) 326-7784 Attention: R. Alan Deer

and to:

Regions Financial Corporation 417 North 20th Street Birmingham, Alabama 35203 Facsimile: (205) 326-7784 Attention: R. Alan Deer

with a copy to:

Alston & Bird LLP 601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, D.C. 20004-2601 Facsimile: (202) 756-3333 Attention: Frank M. Conner III

(iv)	if to any Other Stockholder, at the address set forth on the signature page for such Stockholder.
Any party may by notice given in accordance with this Section 9.1 designate another address or person for receipt of notices hereunder. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent via facsimile transmission.
     9.2 Amendment and Waiver.
          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.
          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Clarion Stockholders holding Common Shares representing at least a majority of the aggregate number of Common Shares owned by all of the Clarion Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given; provided, however, that that no such amendment, modification, supplement or waiver that adversely affects the rights of the Regions Stockholders as a group hereunder shall be made or given without the prior written consent of the holders of a majority of the Common Shares held by the Regions Stockholders voting as a group.
     9.3 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.
     9.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     9.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
     9.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.
     9.7 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of (i) IPO Effectiveness Date and (ii) with respect to each Stockholder, when such Stockholder no longer owns any Shares; provided that, the provisions of Article IV (and the related provisions of Articles I and IX) shall survive the IPO Effectiveness Date.
     9.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
     9.9 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE PURVIEW OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.
     9.10 SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (A) THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK OR (B) IN THE EVENT THAT SUCH COURT LACKS JURISDICTION TO HEAR THE CLAIM, IN THE FEDERAL OR STATE COURTS LOCATED IN WILMINGTON, DELAWARE (ANY SUCH COURT, THE “CHOSEN COURT”) AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT ANY CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL AND (V) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.1 OF THIS AGREEMENT.
     9.11 Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any Governmental Authority by reason of such party having drafted or being deemed to have drafted such provision.
     9.12 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.
     9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
     9.14 Exercise of Management Stock Options. Unless determined otherwise by the Company, each holder of Common Stock Equivalents and/or Preferred Stock Equivalents issued under the Company Option Plan shall agree to be bound by the terms of this Agreement as an Other Stockholder with respect to the shares of Common Stock and/or Preferred Stock to be received by such holder upon exercise thereof.
     9.15 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.
     9.16 Counterparts. This Agreement may be executed in one or more counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
* * *

          IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

SOI HOLDINGS, INC.
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	President and CEO

SOI INVESTORS LLC
By:	/s/ Eric D. Kogan
Name:
Title:

TRUMPET INVESTORS L.P.
By:	/s/ Marc A. Utay
Name:
Title:

TRUMPET SBIC INVESTORS L.P.
By:	/s/ Marc A. Utay
Name:
Title:

REGIONS BANK
By:	/s/ Edmund Fay
	Name:	Edmund Fay
	Title:	Senior Vice President

BRAD BLACK
/s/ Brad Black

KEN WILLIAMS
/s/ Ken Williams

MARK MCGHEE
/s/ Mark McGhee

ALEX CARRATALA
/s/ Alex Carratala

ELDRIDGE BRAVO
/s/ Eldridge Bravo

PAM MALLDER
/s/ Pam Mallder

SARAH SMITH
/s/ Sarah Smith

KERIM FIDEL
/s/ Kerim Fidel

RAPHAEL REZNEK
/s/ Raphael Reznek

CARL GUIDICE
/s/ Carl Guidice

MICHAEL WILLSON
/s/ Michael Willson

GIL ALEMAN
/s/ Gil Aleman

ANTHONY DANON
/s/ Anthony Danon

SID BANACK
/s/ Sid Banack

UPPER COLUMBIA CAPITAL COMPANY, LLC
/s/

Exhibit C-1 1
ACKNOWLEDGMENT AND AGREEMENT
     The undersigned wishes to receive from ___(“Transferor”) [___] shares par value $0.01 per share, of Common Stock (the “Shares”) of SOI Holdings, Inc., a Delaware corporation (the “Company”);
     The Shares are subject to that certain Stockholders Agreement, dated as of ___, 2005 (the “Agreement”), by and among the Company and certain stockholders of the Company named therein;
     The undersigned has been given a copy of the Agreement and afforded ample opportunity to read it, and the undersigned is thoroughly familiar with its terms;
     Pursuant to terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and
     The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares;
     NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) it, she or he has been given a copy of the Agreement and ample opportunity to read it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as [a “Clarion Stockholder”] [a “Regions Stockholder”] [an “Other Stockholder”] (as therein defined).
     This ___day of ___, 200[_].

[1]	For transfers of previously issued stock.

C-1

Exhibit C-2 2
ACKNOWLEDGMENT AND AGREEMENT
     The undersigned wishes to receive from SOI Holdings, Inc., a Delaware corporation (the “Company”), ___shares, par value $0.01 per share, of Common Stock or certain newly issued options, warrants or other rights to purchase shares of Common Stock (the “Shares”), of the Company;
     The Shares are subject to that certain Stockholders Agreement, dated as of ___, 2005 (the “Agreement”), by and among the Company and certain stockholders named therein;
     The undersigned has been given a copy of the Agreement and afforded ample opportunity to read it, and the undersigned is thoroughly familiar with its terms;
     Pursuant to terms of the Agreement, the Company is prohibited from issuing the Shares unless and until the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and
     The undersigned wishes to receive such Shares;
     NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) it, she or he has been given a copy of the Agreement and ample opportunity to read it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an “Other Stockholder” (as therein defined).
     This ___day of ___, 200[___].

[2]	For transfers of newly issued stock.

C-2

Schedule 1

	No. of Shares	No. of Shares
Stockholders	of Common Stock	of Preferred Stock
SOI Investors LLC	249,750	249,750
Regions Bank	30,000	30,000

Schedule 2

	No. of Shares	No. of Shares
Management Stockholders	of Common Stock	of Preferred Stock
Gil Aleman	2,500.00	2,497.61
Sid Banack	1,351.35	1,350.06
Brad Black	337.84	337.52
Eldridge Bravo	1,081.08	1,080.05
Alex Carratala	67.57	67.50
Anthony Danon	5,405.41	5,400.25
Kerim Fidel	202.70	202.51
Carl Guidice	13,500.00	13,500.00
Pam Mallder	540.54	540.02
Mark McGhee	270.27	270.01
Raphael Reznek	2,027.03	2,025.09
Sarah Smith	405.41	405.02
Ken Williams	1,081.08	1,080.05
Michael Willson	3,378.38	3,375.15

Schedule 3

	No. of Shares	No. of Shares
Additional Stockholders	of Common Stock	of Preferred Stock
UPPER COLUMBIA CAPITAL COMPANY, LLC	6,750	6,750